Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE
FOR STEVEN A. SCHUMM

This Separation Agreement and Release (this "Agreement") is entered into between Charter Communications, Inc. (the "Company" or "Charter") and me, Steven A. Schumm, to settle all issues between us in connection with my separation after I was advised that my position was being eliminated as a result of a review of management structure following the appointment of an Interim Chief Executive Officer. The Company and I agree as follows:

(a). Benefits Payable: In exchange for this Agreement, the Company will provide me with:

    Separation Pay of 65 weeks' base pay, calculated at an annual rate of $450,000 (reduced for all applicable withholding taxes). This Separation Pay will be made in the form of salary continuation payments and will be paid on regular company paydays. Payments will commence the first payday as soon as administratively possible after this Agreement has been fully executed and received by the Corporate Human Resources Department and the 7 day revocation period described below has expired without my having revoked my acceptance. However, for purposes of this paragraph, any payments to me made by Charter or a subsidiary at the rate set out above for periods of time after January 28, 2005 but before I sign this Agreement will be credited against the 65 weeks of Separation Pay outlined above, even if those payments are made before I sign this Agreement, or before the 7 day revocation period has expired and the payments are scheduled to commence hereunder. The first Separation Payment may exceed a full pay period, as it will cover the period from my Separation Date (which is defined below) through the date of the first payment. Subsequent payments, if any, will cover full pay periods or a partial pay period to cover the unpaid balance. The period of time from my Separation Date through the date of my last Separation Payment will be called the Severance Period and will start on January 31, 2005 and end on April 28, 2006. The total amount to be paid pursuant to this paragraph, including payments made to me by Charter or a subsidiary before I sign and deliver this Agreement and/or before expiration of the 7 day revocation period for periods of time after January 28, 2005, shall not exceed the gross amount of $562,500.25 in the aggregate.

    If I wish to continue medical, dental, prescription or vision benefits coverage after my Separation Date, I must elect COBRA coverage and make timely payments in accordance with the terms outlined in the COBRA notice, which the Company will issue to me. I will receive a one-time payment of $10,347.00 (net after deduction of taxes and other required withholdings), which I may use to cover the COBRA payments or for any other purpose. I may keep this payment regardless of whether I elect COBRA coverage. This payment will satisfy Charter's obligations under this paragraph (a) (ii). My flexible spending account will continue during the Severance Period to the extent authorized by the plan and to the extent I am currently a participant.

    I will be paid a bonus of $15,815.00 pursuant to the 2004 Executive Bonus Plan in which I currently participate. This bonus will be paid at the same time as payments under that plan are paid to participants generally. I understand that any bonus under this plan is subject to the same conditions and requirements as are applicable to other participants in the bonus plan generally and is subject to a variety of financial and budgetary considerations. I will have no eligibility for or right to any additional or other bonus under the 2004 Executive Bonus Plan or for or under any other type of bonus plan or award that the Board may approve in its discretion.

    Any stock options that I have been granted will continue to vest during the Severance Period. After that, I will have 60 days in which to exercise any vested options. My options will be at the price set out in the option grants issued to me to date. I will not be entitled to the benefit of any repricing, reissue or adjustments of options which occur after this date or apply to any other person and hereby waive any rights I may have to any such repricing, adjustment or reissue.

    I will be provided outplacement assistance for a period of 9 months from my Separation Date, the details and specifics of which are determined by Charter and provided by an outplacement firm selected by Charter. Charter will make available to Executive, on terms established by Charter, reasonable secretarial services through a Charter employee during regular business hours to assist Executive in the first quarter of 2005 for secretarial services associated with his standard annual fundraising activities as a member of the Board of the Boy Scouts Council of Greater St. Louis, if and to the extent this assistance is not available through the outplacement assistance provided to Executive or otherwise will not be provided through that outplacement firm at no additional cost to Executive or Charter.

    Any complimentary or discounted broadband services that I would be entitled to as an employee will continue through the end of the Severance Period; however, any services provided by another company through a reciprocal agreement or similar arrangement, may not continue.

    The Company will not contest any claim for unemployment compensation made by me based upon the fact of my separation from employment by the Company.

Whether or not I sign this Agreement, I will receive my wages or other compensation for all time worked through my Separation Date, accrued vacation, and any other accrued leave time which I am entitled to under applicable law, through my Separation Date, and health benefits through the end of the month of my Separation Date. Except as provided in this Agreement, no payment, compensation, leave time, insurance or other benefits, will be furnished or paid to me. I understand that the Company may change payroll dates, schedules, or amounts; insurance carriers or benefit plans or otherwise modify its payroll or benefit plans for its active employees, and those changes will be applied to me as well where applicable. Except as described in this Agreement, as of my Separation Date, I will cease to be eligible to participate under, or covered by, any insurance, health, vision or dental insurance, or self-insured welfare benefit, bonus, incentive compensation, commission, life insurance, disability, retirement, 401K, profit sharing, or other compensation or benefit plans, and have no rights under any of those plans, unless (in the case of an employee insurance or welfare benefit plan, as opposed to any type of incentive, bonus, commission or other compensation plan or policy) the terms of the plan provide for coverage following separation from employment or I exercise any conversion privileges, at my own cost, as may be provided in those plans. No payments for expenses made under my discretionary fund account / arrangement for legal and accounting fees, etc. will be made to me, and I waive any right to submit such claims for benefits and expenses to the extent they have not been paid prior to January 21, 2005.

Except for the bonus payment specified in (a) (iii) above, I will not be entitled to or paid, and specifically waive any right to, any bonus or incentive that has not been paid to me to date or that hereafter may become due and payable under the terms of any bonus pan or arrangement, or otherwise. I also understand and agree that whatever stock options I currently have will be determined solely upon the terms of the existing options and at the currently applicable option price. I will not be entitled, and hereby specifically waive any right, to have my options repriced, to any favorable adjustments to the terms of my options, or to any reissuance of shares or the benefits of any reissue of shares, even if Charter reprices any options, reissues any shares, or makes any favorable adjustments for anyone else.

(b). Separation from Employment; Employment Agreement: (i) I voluntarily and irrevocably resign my employment and offices with Charter and its direct and indirect subsidiaries, plans, trusts and affiliates (collectively "Charter Communications") effective January 28, 2005. My employment with Charter and Charter Communications ends on January 28, 2005, which is my Separation Date. I agree never to apply for or accept employment or re-employment with Charter Communications and/or placement as a contingent worker (such as a contract hire, consultant, industry or technical assistant, or independent contractor) and that Charter Communications has no obligation, contractual or otherwise, to rehire, re-employ or recall me in the future. I resign all offices and director positions I hold with Charter or any of its plans, subsidiaries, trusts, or affiliates effective as of that date.

(ii) I will not directly or indirectly make any statement, comment, announcement or press release concerning my employment, or my resignation and separation from employment (or this Agreement), that is not agreed to and reviewed in advance by Charter. I will cooperate with and assist Charter with respect to any statement, press release and/or announcement which Charter may make concerning my employment and/or my resignation and separation from employment. Charter will provide me an opportunity to comment upon any proposed press release or announcement concerning my resignation before it is issued to the extent doing so would not result in a violation of any applicable laws and regulations. The provisions of this paragraph do not preclude me from commenting upon any press release or announcement by Charter I have not agreed to in order to correct or clarify anything I consider to be inaccurate. Since January 21, 2005, I have not engaged in any conduct that would violate the terms of this paragraph (b)(ii) of the Agreement if it had then been in effect.

(iii) During the remainder of my employment, I will consult with the Chief Executive Officer or his designee in advance concerning the duties and responsibilities to be performed by me, and will carry out the instructions and executive duties and assignments given to me by the Chief Executive Officer of Charter or his designee. During the remainder of my employment, I will continue to comply with all policies of Charter.

(c). Complete Release: I unconditionally and irrevocably release Charter, its current and former parents, plans, shareholders, subsidiaries, and affiliates, and their respective current or former employees, directors and agents and related parties from all known or unknown claims, lawsuits and causes of action, if any, that I presently could have for any event that has occurred prior to my signing this Agreement, from any claims, lawsuits and causes of action arising out of or relating to my employment with Charter Communications or my separation from employment, from any claims or rights I may have to severance under the Charter Communications Special One-Time Severance Plan or otherwise, from any claims, lawsuits or causes of action in any way arising out of or based upon any decision, promise, agreement, policy, practice, act or conduct prior to this date of any person or entity I am releasing, or based upon the negotiation and execution of this Settlement Agreement And Release, and from any rights, lawsuits, causes of action or claims arising out of or based upon any facts occurring prior to the date I sign this Agreement. I understand that this means that I am releasing Charter and such other persons and entities from and may not bring claims against any of them under (a) Title VII of the Civil Rights Act of 1964 or Sections 1981 and 1983 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, ancestry, religion, or sex; (b) the Age Discrimination in Employment Act, which prohibits discrimination based on age; (c) the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; (d) the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; (e) the WARN Act, which requires that advance notice be given of certain workforce reductions; (f) the Employee Retirement Income Security Act, which among other things, protects employee benefits; (g) the Fair Labor Standards Act of 1938, which regulates wage and hour matters; (h) the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; (i) the Sarbanes-Oxley Act of 2002, which, among other things, provides Whistleblower protection or any other federal or state law, regulation, or executive order prohibiting discrimination or retaliation; (j) any of the laws of the State of Missouri or any political subdivision of any such State; or (k) any other law prohibiting retaliation based on exercise of my rights under any law, providing whistleblowers protection, providing workers' compensation benefits, protecting union activity, mandating leaves of absence, prohibiting discrimination based on veteran status or military service, restricting an employer's right to terminate employees or otherwise regulating employment, enforcing express or implied employment contracts, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims, and any other law relating to salary, commission, compensation, benefits, and other matters. I specifically represent that I have not been treated adversely on account of age, gender or other legally protected classification, nor have I otherwise been treated wrongfully in connection with my employment with the Company or my separation from employment and that I have no basis for a claim under the Age Discrimination in Employment Act or any applicable law prohibiting employment or other discrimination or retaliation. I agree that I am not eligible for severance under any severance plan, program, policy or arrangement of Charter or any of its subsidiaries or affiliates and I specifically waive any right I may have to receive benefits under any such severance plan, program, policy or arrangement. I acknowledge that the Company relied on the representations and promises in this Agreement in agreeing to pay me the benefits described in subsection (a). I understand that I am releasing claims for events that have occurred prior to my signing this Agreement that I may not know about. This release does not include claims arising after the date I sign this Agreement, or any pending claims for workers compensation that have already been filed or for on-the-job injuries that have already been reported.

(d). Promise Not to File Claims: I promise never to file, prosecute or pursue any lawsuit based on a claim purportedly released by this Agreement, and I will withdraw with prejudice any such lawsuit, administrative charge or other legal action that may already be pending. I promise never to seek or accept any damages, remedies, or other relief for myself personally (any right to which I hereby waive) by prosecuting a charge with any administrative agency, or otherwise, with respect to any claim purportedly released by this Agreement. I specifically acknowledge and agree that I am not entitled to severance or any other benefits under the Charter Communications Special One-Time Severance Plan or other severance plan or contract, or to any payments following termination of my employment under or by reason of any employment agreement (and the payments and benefits described in this Agreement are in lieu of any severance or other benefits to which I may be entitled under such plan or any other policy, program, plan or agreement and satisfy and are in lieu of any payments to which I may be entitled under any employment agreement or any other such plan, policy, program or arrangement), and I specifically waive any rights I may have under that plan and any such agreement, if any.

(e). Non-admission of Liability: This Agreement is not an admission of fault, liability or wrongdoing by me or any released party, and should not be interpreted or construed as such. I understand that all released parties specifically deny engaging in any liability or wrongdoing.

(f). Non-Disparagement: I agree to conduct myself in a professional and positive manner in all of my dealings, communications and contacts concerning Charter Communications, my employment, or my separation from employment. I agree not to criticize, denigrate, disparage, or make any derogatory statements about the Company. In particular, I agree not to make any derogatory or critical statements about the Company (including any subsidiaries, or affiliates), its business plans, policies and practices, or about any of its officers, employees or former officers or employees, to customers, competitors, suppliers, employees, former employees, members of the public (including but not limited to in any internet publication, posting, message board or weblog), members of the media, or any other person, nor shall I harm or in any way adversely affect the reputation and goodwill of the Company. I also agree not to damage any Company property or harm the Company in any way, including financially. Nothing in this paragraph shall prevent me from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law, including, but not limited to, assisting in an investigation or proceeding brought by any governmental or regulatory body or official related to alleged violations of any law relating to fraud or any rule or regulation of the Securities and Exchange Commission.

(g). Employee in Good Standing: I understand that I must perform my job at a performance level acceptable to the Company and otherwise remain in good standing through the Separation Date. I will, as part of my obligations as an employee and under this Agreement, meet with an attorney(s) / agent(s) designated by Charter as part of my exit interview (or at a different time established by Charter's counsel or agent) and completely and truthfully answer all questions such attorney(s) or agent(s) may have concerning the business or operation of Charter Communications, my own conduct as an employee, and conduct of any present or former officer or employee of Charter Communications. I understand that my right to receive and retain the payments and benefits provided by this Agreement is provided and conditioned upon my agreement to and compliance with the terms of this Agreement (subject, however, to the limitations provided by applicable law with respect to compliance with the release provisions of the Agreement or otherwise), and that failure to comply with this interview obligation, failure to comply with (or breach of) any of my other obligations under this Agreement, engaging in illegal or fraudulent conduct during my employment (even if discovered after my Separation Date), engaging in misconduct; termination for cause, for performance problems, or due to other circumstances within my control, or failure to perform my duties in a manner acceptable to the Company prior to the Separation Date, or any discovery that I have failed to completely and truthfully answer all questions asked of me during the exit interview referred to above, will relieve Charter of its obligations under this Agreement, and (unless otherwise prohibited by applicable law) obligate me to repay to Charter upon demand all Separation Pay paid to me (which I promise and agree to do) in addition to and not in lieu of any other rights or remedies, but will not affect any other rights or obligations under this Agreement Any material misconduct or performance problems discovered after my Separation Date, will render this Agreement null and void at Charter's option and will result in forfeiture of all remaining separation pay, benefits and other consideration described in Paragraph (a), as well as an obligation to repay all Separation Pay through the date of discovery, but will not affect any other rights or obligations under the Agreement

(h). Future Cooperation: I agree to cooperate with the Company, and to furnish any and all complete and truthful information, testimony or affidavits in connection with any matter that arose during my employment, that in any way relates to the business or operations of the Company or any of its parent or subsidiary corporations or affiliates, or of which I may have any knowledge or involvement; and to consult with and provide information to Charter and its representative concerning such matters. I understand that this cooperation may be required during the Severance Period or after the Severance Period. After the Severance Period, the parties will make their best efforts to have such cooperation performed at reasonable times and places and in a manner as not to unreasonably interfere with any other employment in which I may then be engaged. Nothing in this Agreement shall be construed or interpreted as requiring me to provide any testimony, sworn statement or declaration that is not complete and truthful. If the Company requires me to travel outside the metropolitan area in the United States where I then reside to provide any testimony or otherwise provide any such assistance, then Charter will reimburse me for any reasonable, ordinary and necessary travel and lodging expenses incurred by me to do so provided I submit all documentation required under Charter's standard travel expense reimbursement policies and as otherwise may be required to satisfy any requirements under applicable tax laws for Charter to deduct those expenses. Nothing in this Agreement shall be construed or interpreted as requiring me to provide any testimony or affidavit that is not complete and truthful.

(i) Confidential and Proprietary Information; Covenant Not To Compete: (i). I agree that I will not, during the Severance Period, perform any work as an employee, consultant, contractor, or in any other capacity with, directly or indirectly own any interest in, or directly or indirectly provide any services or advice to, Cequel III (or any of its affiliates, or any entity invested in or owned or controlled by Cequel III or any of its principals, excluding publicly traded corporations in which such person(s) or entities own or control less than a 5% interest), or any company or business in which Cequel III or any of Cequel III's principals own an interest (other than a publicly traded corporation in which such person(s) and entities own or control less than a 5% interest). It is understood that the principals of Cequel III include Jerry Kent and Howard Wood.

(ii) I acknowledge and agree that, in the course of my employment with the Company, I may have learned about Confidential and Proprietary Information (defined below) of the Company and its subsidiaries and affiliates under a relationship of trust and confidence and with the understanding that this information shall be maintained in confidence. "Confidential and Proprietary Information" means confidential and/or proprietary information or trade secrets of or relating to the Company or any of its affiliates (and includes information the disclosure of which might be harmful to the Company), including but not limited to information concerning personnel, confidential financial information, customer or customer prospect information, information concerning subscribers, subscriber and customer lists and data, methods and formulas for estimating costs and setting prices, engineering design standards, testing procedures, research results (such as marketing surveys, programming trials or product trials), cost data (such as billing, equipment and programming cost projection models), compensation information and models, business or marketing plans or strategies, deal or business terms, budgets, vendor names, programming operations, product names, information on proposed acquisitions or dispositions, actual performance compared to budgeted performance, internal financial information not released to the public in the particular form (including but not limited to information by key market area), long-range plans, results of internal analyses, computer programs and programming information, techniques and designs, and trade secrets, but does not include information generally known in the marketplace. In addition, Confidential and Proprietary Information includes information of another company given to the Company or any of its subsidiaries or affiliates with the understanding that the Company and its subsidiaries and affiliates and their respective employees will keep this information confidential. (For example, another company may disclose its own confidential information to the Company in the instance of a potential acquisition or other business transaction). I agree that all Confidential and Proprietary Information described herein is and constitutes trade secret information (regardless of whether the same is legally determined to be a trade secret) and is the exclusive property of the Company. I promise and agree that I will never directly or indirectly disclose, reveal or divulge any Confidential and Proprietary Information to any other person or entity, nor use any of such information for any personal or business purpose.

(j). Non-Solicitation: During the one (1) year period after I sign this Agreement, I will not directly or indirectly recruit any employee with whom I worked or directly or indirectly supervised during my Company employment (other than any secretarial, clerical or custodial employees) to work for another company or business; nor will I assist anyone else in recruiting or hiring any such employee to work for another company or business or discuss with any such person his or her leaving the employ of the Company to engage in a business activity in competition with the Company. During the Severance Period, I will not directly or indirectly (I) solicit or encourage any customer (including but not limited to franchise authorities) or subscriber of the Company to purchase any service or product of a type offered by or competitive with any product or service provided by the Company, or to reduce the amount or level of business purchased by such customer from the Company; or (ii) take away or procure for the benefit of any competitor of the Company, through specific involvement in marketing or solicitation efforts, any business of a type provided by or competitive with a product or service offered by the Company. These provisions shall be fully enforceable to the fullest extent permitted by applicable law in such circumstances.

(k). Provisions Concerning Confidentiality And Non Solicitation: I agree that to the extent any of the provisions of the paragraph of this Agreement regarding "Confidential and Proprietary Information," "Covenant Not to Compete" or "Non-Solicitation," or their application shall be deemed to be unenforceable or invalid by a Court, then the provisions determined to be invalid shall be deemed severable and shall not affect the validity and enforceability of the remaining provisions of this Agreement. In addition, to the extent any such provision shall be determined by a Court to be unenforceable to any extent or to any degree, I agree that provision shall not be rendered invalid, but instead shall be automatically amended to such lesser time period, degree, scope and/or extent as shall grant the Company the maximum protection allowed by applicable law in such circumstances. In addition to and not in lieu of its other legal rights, the Company shall have the right to an injunction (without any required bond) to prevent any actual or threatened violation of any provisions of the paragraph of this Agreement regarding "Confidential and Proprietary Information," "Covenant Not to Compete," or "Non-Solicitation," and to recover and/or cease making any payments called for by this Agreement. I will pay any attorney's fees or other costs incurred by the Company to enforce the provisions of this Agreement concerning "Confidential and Proprietary Information, " "Covenant Not to Compete" or "Non-Solicitation" (or recover any damages for a breach) or to collect any monies owed by me under this Agreement.

(l). Return of Property: I have returned, or will return, to the Company on my Separation Date (or at some earlier time requested by the Company), all files, memoranda, documents, records, credit cards, keys, computers, cellular telephone (other than the cellular telephone I was using at the time of my separation, which the Company agrees I can keep), other equipment, badges, vehicles, Confidential Information and any other property of the Company. I also will reveal to the Company on or before my Separation Date all access codes to any computer or other program or equipment. Since January 21, 2005, I have not deleted or destroyed any Company documents or information, in hard copy or electronic format, without my manager's consent. By my signature on this Agreement, I agree to allow the Company to deduct from my severance payments, vacations or any other payments due any amounts that I owe the Company including, but not limited to, amounts owed for unreturned property or equipment.

(m). Existing Obligations Continue: I agree to remain bound by and to comply with any agreement or policy relating to confidential information, invention, non-solicitation, non competition, or similar matters to which I am now subject. I reaffirm my obligations under and agree to comply with any and all other such agreements.

(n). This Agreement to be Kept Confidential: I have not disclosed, and will not disclose, the terms, fact or amount of this Agreement to anyone other than my spouse (on a confidential basis), my attorney, and my tax or financial advisor. And, I will not authorize, direct or permit any such person to reveal any of such information to any third party. If I am legally required to disclose any such information, I will notify Charter prior to doing so. Nothing herein shall preclude me from disclosing to those assisting with my job search and potential employers the specific terms of my agreements relating to non competition, non solicitation and confidential and proprietary information contained in this Agreement but will redact any monetary terms of this Agreement, and in particular any of the provisions of (a) or (b) above.

(o). Consideration of Agreement: The Company advised me to take this Agreement home, read it, and carefully consider all of its terms before signing it. The Company gave me, and I understand that I have, 21 days in which to consider this Agreement, sign it and return it to the Company. I waive any right I might have to additional time within which to consider this Agreement. I understand that I may discuss this Agreement with an attorney, at my own expense during this period. I understand that I may revoke this Agreement within 7 days after I sign it. I have carefully read this Agreement, I fully understand what it means, and I am entering into it voluntarily. I am receiving valuable consideration in exchange for my execution of this Agreement that I would not otherwise be entitled to receive, consisting of the benefits described in Paragraph (a) of this Agreement. If I revoke my acceptance of this Agreement within such 7 day time period, or if I fail to accept this Agreement within the 21 day time period, then Charter shall have no obligations under this Agreement, including but not limited to any obligation to pay or provide any of the benefits or payments specified in this Agreement.

(p). Provisions Concerning Indemnification; Attorneys Fees: The Company agrees to continue to provide me with any rights to indemnification contained in any of the Company's organizational documents or in any corporate resolution extending indemnification rights to me. I understand and have been advised that these indemnification rights would extend to attorneys fees incurred in connection with the defense of any claim (or any governmental investigatory interview) for which I am entitled to indemnification to the extent called for by those indemnification provisions. I shall continue to be covered under the terms of any of the Company's liability policies, including but not limited to Directors and Officers insurance, to the extent such coverage existed on or prior to my Separation Date.

(q) Choice of Law: This Agreement was drafted in Missouri, and the Company's Corporate offices are in Missouri. Therefore, this Agreement is to be governed by and interpreted according to the internal laws of the State of Missouri without reference to conflicts of law principles, and this Agreement shall be deemed to have been accepted and entered into in the State of Missouri.

(r). Entire Agreement: This Agreement is the entire agreement between the Company and me relating to my separation from employment and the subject matter of this Agreement, and supersedes any and all prior oral or written communications or agreements concerning such subject matter. Neither this Agreement nor any of its terms may be amended, changed, waived or added to except in a writing signed by both parties. The Company has made no representations or promises to me (such as that my former position will remain vacant), other than those in or referred to by this Agreement. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

This Agreement was presented to me on January 25, 2005. I have been advised to take this Agreement home, read it, and carefully consider all of its provisions before signing it. I will have 21 days, to and including February 16, 2005 in which to consider it, sign it and return it to Curt Shaw. This agreement will not become effective until it has been executed by the Company representative named below.

I have carefully read this Agreement, I fully understand what it means, and I am entering into it voluntarily.

Presented By:

Name:

Date Delivered:

Employee: Steven A. Schumm

Signature: /s/ Steven A. Schumm
Date Signed: February 2, 2005

Printed Name: Steven A. Schumm

Company: Charter Communications, Inc.

Signature: /s/ Curtis S. Shaw
Date Received: February 8, 2005

Printed Name: Curtis S. Shaw

Please Return To:

Curt Shaw
Charter Communications, Inc.
12405 Powerscourt Drive
St. Louis, MO 63131-3647